Exhibit 10.1

TERMINATION OF FORWARD SHARE PURCHASE AGREEMENT

THIS TERMINATION OF FORWARD SHARE PURCHASE AGREEMENT (this “Agreement”) is made as of June 29, 2023 (the “Effective Date”), by and among (i) AGBA Group Holding Limited, a British Virgin Islands business company (the “Company”) (as successor-in-interest to AGBA Acquisition Limited, a British Virgin Islands business company) (“AGBA”), (ii) TAG International Limited, a British Virgin Islands business company, TAG Asset Partners Limited, a British Virgin Islands business company and a wholly owned subsidiary of TAG International Limited, OnePlatform International Limited, a Hong Kong company, TAG Asia Capital Holdings Limited, a British Virgin Islands business company, and TAG Holdings Limited, a British Virgin Islands business company (collectively, “Targets”), (iii) Meteora Special Opportunity Fund I, LP, a Delaware limited partnership (“MSOF”), (iv) Meteora Select Trading Opportunities Master, LP, a Cayman Islands limited partnership (“MSTO”) and (v) Meteora Capital Partners, LP, a Delaware limited partnership (“MCP” and together with MSOF and MSTO, each individually an “Investor” and collectively, the “Investors”). Each of Company, Targets, MSOF, MSTO, and MCP is individually referred to herein as a “Party” and collectively as the “Parties”.

WHEREAS, AGBA, Targets and Investors are parties to that certain Forward Share Purchase Agreement, dated November 9, 2022 (as amended, the “FSPA”);

WHEREAS, in connection with the entry into the FSPA, the Parties entered into that certain Escrow Agreement, dated as of November 11, 2022, with Continental Stock Transfer & Trust Company, as Escrow Agent (the “Escrow Agreement”); WHEREAS, pursuant to Section 5(a)(i) of the FSPA, the Parties desire to terminate the FSPA on the terms and conditions set forth herein;

WHEREAS, the Investors currently hold an aggregate of 124,949 ordinary shares, par value $0.0001 per share (“Ordinary Shares”), of the Company acquired pursuant to the FSPA, consisting of 25,870 Commitment Shares and 99,079 Puttable Shares (collectively the “Shares”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Shares Disposal. Notwithstanding anything to the contrary set forth in the FSPA, in full, final and complete satisfaction of each Party’s rights and obligations under the FSPA, upon the execution and delivery of this Agreement, (a) the Company is not obligated to purchase the Shares from the Investors, (b) the Investors shall be deemed to have no Puttable Shares at the Put Date and shall have no obligation to sell the Shares to the Company, and (c) each Investor may dispose of the Shares held by it at such Investor’s discretion in the open market at any time, as follows: (i) for the three month period commencing on following the Effective Date, at a sales price of not less than US$2.00 per share; and (ii) thereafter, with no conditions or restrictions on the sales price.

2. Fees Due. Notwithstanding anything to the contrary set forth in the FSPA, the Parties hereby agree that the execution of this Agreement shall accelerate the Put Date as provided in Section 5(b) of the FSPA and the Escrowed Funds held in the Escrow Account shall be released by the Escrow Agent (in accordance with the terms and conditions of the Escrow Agreement) to the Company and Investors according to what each Party is respectively owed pursuant to the terms and conditions of the FSPA. Pursuant to Section 11 of the Escrow Agreement, the Escrow Agreement shall not terminate until the final disposition of the Escrowed Funds (as such term is defined in the Escrow Agreement) and will terminate as of such time.

3. Representations and Warranties of the Investors. As a material inducement to the Company to enter into the transactions contemplated by this Agreement, each Investor represents and warrants to the Company as of the date hereof that:

(a) Each Investor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b) Each Investor has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by each Investor will constitute the valid and legally binding obligation of each Investor enforceable against such Investor in accordance with its terms, except as limited by the Enforceability Exceptions.

(c) No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of each Investor (or any of its affiliated Investors) in connection with the consummation of the transactions contemplated by this Agreement, other than disclosure reports regarding such transactions that each Investor (or any of its affiliated Investors) is required to file in accordance with the terms of the Exchange Act.

(d) The execution, delivery and performance by each Investor of this Agreement and the consummation by each such Investor of the transactions contemplated hereby will not result in any violation or default (i) of any provisions of its organizational documents, (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound, or (v) of any provision of federal or state statute, rule or regulation applicable to it, in each case (other than clause (i)), which would have a material adverse effect on such Investor or its ability to consummate the transactions contemplated hereby.

(e) The Investors (or each of its affiliated Investors, as applicable) are the record and beneficial owners of all the Shares and have good, valid and marketable title to such Shares, free and clear of all liens and encumbrances, other than those existing under applicable securities laws.

4. Representations and Warranties of the Company. As a material inducement to each Investor to enter into the transactions contemplated by this Agreement, the Company represents and warrants to each Investor as of the date hereof that:

(a) The Company is a corporation duly incorporated, validly existing and in good standing as a corporation under the laws of the British Virgin Islands and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b) All corporate action required to be taken by the board of directors of the Company in order to authorize the Company to enter into this Agreement has been taken. This Agreement, when executed and delivered by the Company, shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the effect of the Enforceability Exceptions.

(c) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby will not result in any violation or default (i) of any provisions of its organizational documents, (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound, or (v) of any provision of federal or state statute, rule or regulation applicable to it, in each case (other than clause (i)), which would have a material adverse effect on the Company or its ability to consummate the transactions contemplated hereby.

5. Miscellaneous.

(a) Capitalized Terms. All capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed to such terms in the FSPA.

(b) Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the execution and delivery of this Agreement.

(c) Entire Agreement. This Agreement, together with any documents, instruments and writings that are delivered pursuant hereto or referenced herein, constitute the entire agreement and understanding of the Parties in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof or to the transactions contemplated hereby.

(d) Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the Parties and their respective successors. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(e) Assignments. Except as otherwise specifically provided herein, no Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the each of the other Parties.

(f) Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. Signatures sent by facsimile transmission or in PDF format shall be deemed to be originals for all purposes of this Agreement.

(g) Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

(h) Governing Law; Jurisdiction. This Agreement, the entire relationship of the Parties, and any litigation among the Parties (whether grounded in contract, tort, statute, law or equity) shall be governed by the same governing law and jurisdiction as the FSPA.

(i) MUTUAL WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES HERETO, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT AND/OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(j) Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except with the prior written consent of all Parties.

(k) Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any Party or to any circumstance, is adjudged by a governmental authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the Parties agree that the governmental authority, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

(l) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party because of the authorship of any provision of this Agreement. For purposes of this Agreement, “Business Day” means any day other than Saturday, Sunday, or a day on which commercial banks in New York are obligated by any applicable law to close. Any reference to any federal, state, local, or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The Parties intend that each representation, warranty, and covenant contained herein will have independent significance. If a Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party has not breached will not detract from or mitigate the fact that such party is in breach of the first representation, warranty, or covenant.

(m) Waiver. No waiver by a Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

(n) Specific Performance. Each Party agrees that irreparable damage may occur in the event any provision of this Agreement was not performed by any other Party in accordance with the terms hereof and that the other Parties shall be entitled to seek specific performance of the terms hereof, in addition to any other remedy at law or equity.

(o) Further Assurances. In the event that at any time after the execution of this Agreement any further action is necessary or desirable to carry out or evidence the purposes of this Agreement, each of the Parties will take (and, in the case of the Investors, will cause their respective affiliated Investors to take) such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request.

(p) Security Interests. Each Investor, on behalf of itself and its affiliated Investors, authorizes the Company and its designees only following the final disposition of the Escrowed Funds by the Escrow Agent in accordance with the terms of the FSPA and the Escrow Agreement, to file on behalf of such Investor (at the Company’s sole cost and expense) all terminations, releases and other documents reasonably required to release and terminate all liens and security interests of such Investor the Escrow Account or the funds therein. Each Investor shall cooperate with the Company to prepare and deliver any documents as requested by the Escrow Agent in connection with the release of the Escrowed Funds from the Escrow Account to the Investors and the Company as provided in Section 2 above, and, to the extent necessary in accordance with the terms of the Escrow Agreement, the termination of the Escrow Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

MSOF:		MCP:

METEORA SPECIAL OPPORTUNITY FUND I, LP		METEORA CAPITAL PARTNERS, LP

By:	/s/ Vik Mittal	By:	/s/ Vik Mittal
Name:	Vik Mittal	Name:	Vik Mittal
Title:	CIO/Managing Member	Title:	CIO/Managing Member

Address for Notices:		Address for Notices:
1200 N Federal Hwy, Suite 200		1200 N Federal Hwy, Suite 200
Boca Raton, FL 33432		Boca Raton, FL 33432

MSTO:

METEORA SELECT TRADING OPPORTUNITIES MASTER, LP

By:	/s/ Vik Mittal
Name:	Vik Mittal
Title:	CIO/Managing Member

Address for Notices:
1200 N Federal Hwy, Suite 200
Boca Raton, FL 33432

Signature Page to Termination of Forward Share Purchase Agreement

COMPANY:

AGBA GROUP HOLDING LIMITED

By:	/s/ Shu Pei Huang, Desmond
Name:	Shu Pei Huang, Desmond
Title:	Acting Group Chief Financial Officer

Address for Notices:
AGBA Tower
68 Johnston Road
Wan Chai, Hong Kong SAR

TARGETS:

TAG INTERNATIONAL LIMITED; and		ONEPLATFORM INTERNATIONAL LIMITED
TAG ASSET PARTNER LIMITED

By:	/s/ Shu Pei Huang, Desmond	By:	/s/ Shu Pei Huang, Desmond
Name:	Shu Pei Huang, Desmond	Name:	Shu Pei Huang, Desmond
Title:	Director	Title:	Director

Address for Notices:		Address for Notices:
AGBA Tower 68 Johnston Road Wan Chai, Hong Kong SAR		AGBA Tower 68 Johnston Road Wan Chai, Hong Kong SAR

[Signature Page to Termination of Forward Share Purchase Agreement]

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